              LIST OF SUBSIDIARIES OF QUANTA CAPITAL HOLDINGS LTD.
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NAME                                                         STATE OR OTHER JURISDICTION OF INCORPORATION
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                                                             OR ORGANIZATION
                                                             ---------------

1. Quanta Reinsurance Ltd.                                   Bermuda
2. Quanta U.S. Holdings Inc.                                 State of Delaware
3. Quanta Reinsurance U.S. Ltd.                              Bermuda
5. Quanta Life Reinsurance Ltd.                              Bermuda
6. Quanta Indemnity Company                                  State of Colorado
7. Quanta Specialty Lines Insurance Company                  State of Indiana
8. Quanta Intermediary Services Inc.                         State of Delaware
9. Quanta Agency Services Inc.                               State of Delaware
10. Quanta Technical Services LLC                            State of Delaware
11. Environmental Strategies Consulting LLC                  Commonwealth of Virginia
12. Events Analysis Corporation                              State of Delaware
13. QLT of Alabama, LLC                                      Commonwealth of Virginia
14. Quanta Insurance Ireland Ltd.                            Republic of Ireland
15. Quanta Insurance Ireland U.K. Branch